Exhibit 99.1

KKR Completes Acquisition of Remaining 37% of Global Atlantic

NEW YORK & BERMUDA – January 2, 2024 – KKR & Co. Inc. (NYSE: KKR) and The Global Atlantic Financial Group LLC (together with its subsidiaries, “Global Atlantic”) today announced the closing of the previously-announced transaction in which KKR is acquiring the remaining 37% of Global Atlantic, increasing KKR’s ownership to 100%.

KKR acquired a majority of Global Atlantic in 2021, and since that time, KKR has served as Global Atlantic’s asset manager, offering access to its global investment and origination capabilities for the benefit of Global Atlantic’s policyholders.

“Since day one, Global Atlantic has been a great fit for KKR, both from a business and cultural standpoint. With this new ownership structure in place, we look forward to even closer collaboration with Global Atlantic so that we can realize more of the synergies that we have uncovered in the first three years of our strategic partnership,” said Joseph Bae and Scott Nuttall, Co-Chief Executive Officers of KKR.

“KKR and Global Atlantic are a powerful combination. Our shared culture and commitment to excellence continues to enhance our ability to think – and invest – longer-term and deliver compelling solutions for our clients and policyholders. We are thrilled for what lies ahead as a wholly-owned subsidiary of KKR,” said Allan Levine, Co-Founder, Chairman & Chief Executive Officer of Global Atlantic.

Global Atlantic will continue to be led by its management team and operate under the Global Atlantic brand.

About KKR

KKR is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and supporting growth in its portfolio companies and communities. KKR sponsors investment funds that invest in private equity, credit and real assets and has strategic partners that manage hedge funds. KKR’s insurance subsidiaries offer retirement, life and reinsurance products under the management of Global Atlantic Financial Group. References to KKR’s investments may include the activities of its sponsored funds and insurance subsidiaries. For additional information about KKR & Co. Inc. (NYSE: KKR), please visit KKR’s website at www.kkr.com. For additional information about Global Atlantic Financial Group, please visit Global Atlantic Financial Group’s website at www.globalatlantic.com.

About Global Atlantic

Global Atlantic Financial Group is a leading insurance company meeting the retirement and life insurance needs of individuals and institutions. With a strong financial foundation and risk and investment management expertise, the company delivers tailored solutions to create more secure financial futures. The company's performance has been driven by its culture and core values focused on integrity, teamwork, and the importance of building long-term client relationships. Global Atlantic is a wholly-owned subsidiary of KKR, a leading global investment firm. Through its relationship, the company leverages KKR's investment capabilities, scale and access to capital markets to enhance the value it offers clients.

Forward-Looking Statements

This press release contains certain forward-looking statements. Forward-looking statements relate to expectations, estimates, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, including but not limited to the statements with respect to: the transaction to acquire all outstanding shares of Global Atlantic; and operation of Global Atlantic following the closing of the transaction; expansion and growth opportunities and other synergies resulting from the transaction. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to dividends, reported earnings, and capital structure may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: failure to realize the anticipated benefits within the expected timeframes from the planned transaction with Global Atlantic; unforeseen liabilities or integration and other costs of the Global Atlantic transaction and timing related thereto; changes in Global Atlantic’s business; distraction of management or other diversion of resources within each company caused by the transaction; retention of key Global Atlantic employees; Global Atlantic’s ability to maintain business relationships following the transaction; the volatility of the capital markets; failure to realize the benefits of or changes in KKR’s or Global Atlantic’s business strategies; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management or insurance industry, interest rates, credit spreads, currency exchange rates or the general economy; underperformance of KKR’s or Global Atlantic’s investments and decreased ability to raise funds; changes in Global Atlantic policyholders’ behavior; any disruption in servicing Global Atlantic’s insurance policies; the use of estimates and risk management in Global Atlantic’s business; and the degree and nature of KKR’s and Global Atlantic’s competition. All forward-looking statements speak only as of the date hereof. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility.

Additional information about factors affecting KKR is available in KKR & Co. Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 27, 2023, quarterly reports on Form 10-Q for subsequent quarters and other filings with the SEC, which are available at www.sec.gov.

Past performance is not indicative or a guarantee of future performance.

Media Contact:
Liidia Liuksila
(212) 750-8300
media@kkr.com